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                                                                   EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

The Board of Trustees and Shareholders of
Security Capital Pacific Trust:

  We consent to incorporation by reference in registration statements No. 33-25317 (Form S-8), No. 333-4455 (Form S-4), and No. 333-12885 (Form S-3) of
Security Capital Pacific Trust of our report dated October 9, 1996 relating to the Combined Statement of Revenues and Certain Expenses for certain multifamily properties for the year ended December 31, 1995, which report appears in the current report on Form 10-K of Security Capital Pacific Trust dated October 14, 1996.

                                          KPMG Peat Marwick LLP

Chicago, Illinois
October 14, 1996